UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015 (July 29, 2015)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 29, 2015, EQT Corporation (the Company) entered into Termination of Amended and Restated Change of Control Agreements (the Termination Agreements) with the following named executive officers:  David L. Porges, the Company’s President and Chief Executive Officer (the CEO); Philip P. Conti, the Company’s Senior Vice President and Chief Financial Officer; Randall L. Crawford, the Company’s Senior Vice President and President, Midstream and Commercial; Lewis B. Gardner, the Company’s General Counsel and Vice President, External Affairs; and Steven T. Schlotterbeck, the Company’s Executive Vice President and President, Exploration and Production.  The Termination Agreements terminate the Amended and Restated Change of Control Agreements between the Company and each of the named executive officers, originally dated as of September 8, 2008, and amended and restated as of February 19, 2013.  Also on July 29, 2015, the Company entered into Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreements (the Amended and Restated Non-Competition Agreements) with the named executive officers which amend and restate the Confidentiality, Non-Solicitation and Non-Competition Agreements between the Company and each of the named executive officers, originally dated as of September 8, 2008, as amended.

These changes were made following a thorough review and analysis of the severance benefits and employee obligations under the prior agreements by the Management Development and Compensation Committee (MDCC) of the Company’s Board of Directors.  The MDCC concluded that providing consistent, and in some cases enhanced, benefits and employee obligations, both before and after a change of control, in a single agreement for each named executive officer would provide substantial benefit to the Company.  The severance benefits and employee obligations are summarized below, but the key changes from the prior agreements include an increase to the length of the restrictive covenants, an expansion of the scope of the restrictive covenants post-change of control, while allowing the vesting of existing long-term incentive awards for qualifying terminations.

Specifically, the Amended and Restated Non-Competition Agreements provide for severance payments and benefits to the named executive officers in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each as defined in such agreements), regardless of whether that termination occurs before or after a change of control.  In such an event, the named executive officer will be entitled to receive the following severance benefits:

• Severance payment. The named executive officer will receive a lump sum cash severance payment, payable within 60 days of the date of termination, equal to the sum of the following amounts:

•                  24 months of base salary (or 30 months, in the case of the CEO);

•                  two times (or 2.5 times, in the case of the CEO) the average annual incentive earned for the three full years prior to the executive’s termination; and

•                  $200,000 (or $250,000, in the case of the CEO).

• Benefits payment. The named executive officer will receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly COBRA rate for family coverage, multiplied by 12.

• Vesting of time-based equity awards. Stock options, restricted stock, restricted stock units and other stock awards with time-based vesting restrictions held by the named executive officer will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

• Vesting of performance-based equity awards. Performance-based equity awards held by the named executive officer will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if the named executive officer’s employment had not been terminated.

In the event that the named executive officer’s employment is terminated by the Company under qualifying circumstances, the named executive officer is also entitled to the benefits provided to all employees under the EQT Corporation Severance Pay Plan.  To the extent an executive has previously elected to participate in the Company’s executive alternative work arrangement upon his discontinuance of full time service to the Company, such benefit remains in place substantially as previously existed.  To receive severance benefits under an Amended and Restated Non-Competition Agreement, the named executive officer must execute and deliver to the Company a general release of claims.

In addition, the Amended and Restated Non-Competition Agreements include certain restrictive covenants, including restrictions on competition (30 months for the CEO; 24 months for other named executive officers), customer solicitation (30 months for the CEO; 24 months for other named executive officers) and employee, consultant, vendor or independent contractor recruitment (36 months for all named executive officers).

The Amended and Restated Non-Competition Agreements do not provide for any tax gross-ups. In the event the named executive officer would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

The above summary does not purport to be a complete description of the Amended and Restated Non-Competition Agreements or the Termination Agreements and is qualified in its entirety by the contents of such agreements, copies which are attached as Exhibits 10.1 through 10.10 to this Current Report and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of David L. Porges.
10.2	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Philip P. Conti.
10.3	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Randall L. Crawford.
10.4	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Lewis B. Gardner.
10.5	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Steven T. Schlotterbeck.
10.6	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of David L. Porges.
10.7	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Philip P. Conti.
10.8	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Randall L. Crawford.
10.9	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Lewis B. Gardner.
10.10	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Steven T. Schlotterbeck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: July 31, 2015	By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of David L. Porges.
10.2	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Philip P. Conti.
10.3	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Randall L. Crawford.
10.4	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Lewis B. Gardner.
10.5	Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated July 29, 2015, of Steven T. Schlotterbeck.
10.6	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of David L. Porges.
10.7	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Philip P. Conti.
10.8	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Randall L. Crawford.
10.9	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Lewis B. Gardner.
10.10	Termination of Amended and Restated Change of Control Agreement, dated July 29, 2015, of Steven T. Schlotterbeck.